EXHIBIT 4.0

Form of stock certificate

             NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFE AGENT
                INCORPORATED UNDER THE LAWS OF THE STATE OF

                                    COLORADO

              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM AN EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF

       Number                                                     Shares

      __________              GALAXY INVESTMENTS, INC.           ___________


                       AUTHORIZED COMMON STOCK: 100,000,000 SHARES
                             PAR VALUE $.001 each


This Certifies that        ________________________


Is The Record Holder of    ________________________


                Shares of GALAZY INVESTMENTS, INC. Common Stock transferable on the books of the Corporation or by duly authorized attorney upon surrender of this Certificate propertly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:________________

/s/____________________                             /s/____________________
    Secretary Treasurer           Seal                   President


NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT     Countersigned & Registered
                                                 Nevada Agency and Trust Company